UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

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Soliciting Material Pursuant to §240.14a-12

BANK FIRST NATIONAL CORPORATION
(Name of Registrant as Specified In Its Charter)

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402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

April 19, 2019
Dear Shareholder:
You are cordially invited to attend the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First National Corporation (the “Corporation”), the holding company for Bank First, N.A., which will be held on Monday, June 10, 2019, at 4:00 p.m., Central Daylight Time, at Silver Lake College – Franciscan Center for Music Education and Performance, located at 2406 S. Alverno Road, Manitowoc, Wisconsin 54220. Refreshments will be served following the meeting.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon at the Annual Meeting. The Annual Report on Form 10-K for the year ended December 31, 2018 is also included. We expect directors and officers of the Corporation, as well as representatives of the Corporation’s auditors, to be present at the Annual Meeting to respond to any shareholder questions.
It is important that your shares be represented and voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to complete and vote your proxy via mail, telephone or internet prior to the meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have already submitted your proxy.
We hope that you will plan to attend our Annual Meeting on Monday, June 10, 2019. If you have any questions regarding any of the information provided herein, please do not hesitate to contact Mike Molepske directly at (920) 652-3202 or mmolepske@bankfirstwi.bank.
On behalf of our Board of Directors and Senior Management Team, thank you for your continued investment in Bank First National Corporation. We look forward to seeing you at the Annual Meeting.
Sincerely,
Michael G. Ansay Chairman of the Board	Michael B. Molepske President and Chief Executive Officer

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 10, 2019

DATE:
Monday, June 10, 2019

TIME:
4:00 p.m. Central Daylight Time

PLACE:
Silver Lake College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Rd, Manitowoc, WI 54220

NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First National Corporation (the “Corporation”) will be held on Monday, June 10, 2019, at 4:00 p.m., Central Daylight Time, at Silver Lake College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:
(1) To elect three (3) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of Porter Keadle Moore, LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3) To approve the name change of the Corporation from Bank First National Corporation to Bank First Corporation; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
The Corporation’s Board of Directors has fixed the close of business on April 1, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.

Our proxy materials, which include the accompanying Proxy Statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2018, are first being delivered to shareholders on or about April 19, 2019. Shareholders also have the ability to access the proxy materials electronically at www.bankfirstwi.bank.
By Order of the Board of Directors
Kelly M. Dvorak, Corporate Secretary
Manitowoc, Wisconsin
April 19, 2019

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

BANK FIRST NATIONAL CORPORATION
402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 10, 2019

ABOUT THE ANNUAL MEETING
This Proxy Statement is provided by the Board of Directors of Bank First National Corporation (the “Corporation”) in connection with our 2019 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process and includes certain other information. The combined 2018 Annual Report on Form 10-K for the year ended December 31, 2018, the Proxy Statement, and the proxy card are being mailed to our shareholders on or around April 19, 2019.
The Annual Meeting will be held at Silver Lake College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220, on Monday, June 10, 2019, at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Corporation,” and “Bank First” refer to Bank First National Corporation and its wholly owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.
Purpose of Meeting
Shareholders will be asked to vote on the following matters:
(1) To elect three (3) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of Porter Keadle Moore, LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019;
(3) To approve the name change of the Corporation from Bank First National Corporation to Bank First Corporation; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
In addition, management will report on the Corporation’s performance for the fiscal year ended December 31, 2018 and will respond to questions from shareholders.

Voting Recommendation
Proposal	Board’s Recommendation	Reasons for Recommendation	See page
1. Election of three directors	FOR
The Board and its Governance and Nominating Committee believe the three Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Corporation’s long-term strategy.

2. Ratification of Independent Registered Public Accounting Firm	FOR
Based on the Audit Committee’s assessment of Porter Keadle Moore, LLC’s qualifications and performance, the Audit Committee believes the retention of Porter Keadle Moore, LLC as the Corporation’s independent registered public accounting firm for fiscal year ending December 31, 2019 is in the best interest of the Corporation.

3. Change of Corporation Name	FOR
The corporate name change aligns with the name change of the Bank from Bank First National to Bank First, further supporting our strategic initiative to differentiate ourselves from similarly named banks, and to strengthen our brand positioning in the marketplace with a name that is more distinctive and recognizable.

VOTING INFORMATION
Record Date
Each share of the Corporation’s common stock issued and outstanding as of the close of business on April 1, 2019 (the “Record Date”) is entitled to receive notice of, and is further entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof.
Outstanding Shares and Quorum
On the Record Date, there were 6,577,044 shares of common stock of the Corporation outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 3,288,523 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.
Procedures for Voting by Proxy
Shareholders of Record; Shares Registered Directly in Your Name. Shareholders of record may vote their shares in person at the Annual Meeting, or may submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or Internet. Granting a proxy by telephone or Internet will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or Internet, please have your proxy card available.
Beneficial Holders; Shares Registered in the Name of Broker; Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, commonly referred to as “street name,” you should have received our proxy materials from that organization rather than from us. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or other agent and follow the instructions from your broker, bank or other agent.
The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. Votes will be counted at the Annual Meeting by the inspector of election appointed by the Corporation for the Annual Meeting.
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the ratification of the Corporation’s independent registered public accounting firm, and “FOR” the change of the Corporation’s name from Bank First National Corporation to Bank First Corporation. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named on your proxy card) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.
If your shares are held by your broker, bank or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “recordholder” of such shares. If this is the case, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks and other agents are not authorized to vote are referred to as “broker non-votes.” The ratification of the Corporation’s independent registered public accounting firm is a routine proposal, while the election of directors and the name change of the Corporation are not “routine” proposals. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Corporation’s independent registered public accounting firm but such shares will not be voted with respect to the election of directors or the proposal to approve the change of the Corporation’s name from Bank First National Corporation to Bank First Corporation.
Requirements for Shareholder Approval
In voting for the proposal to elect three directors (Proposal 1), you may vote in favor of all nominees or withhold your votes as to all or as to specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors, and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.
In voting on the proposal to approve the ratification of the Corporation’s independent registered public accounting firm (Proposal 2), you may vote for or against the proposal or abstain. To ratify the appointment of Porter Keadle Moore, LLC as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2019, the proposal must receive more votes cast in favor of the proposal than cast against the proposal.

In voting on the proposal to approve the name change of the Corporation (Proposal 3), you may vote for or against the proposal or abstain. To approve the name change of the Corporation from Bank First National Corporation to Bank First Corporation, the proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Corporation’s common stock entitled to vote at the Annual Meeting.
Abstentions and Broker Non-Votes
Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Corporation’s independent registered public accounting firm, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote. For the proposal to approve the name change of the Corporation, failure to vote, votes withheld, and abstentions will have the same effect as a vote AGAINST the proposal.
Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the Corporation’s independent registered public accounting firm, and will have the same effect as a vote AGAINST the proposal to approve the name change of the Corporation.
Solicitation and Revocation
The cost of soliciting proxies will be borne by the Corporation, and solicitation will be made principally by distribution via mail. Proxies also may be solicited by email, telephone, or other means of communication by certain directors, officers, and employees of the Corporation without additional compensation for their proxy solicitation efforts. The Corporation also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Corporation’s common stock.
A proxy may be revoked at any time before it is exercised by (i) filing a written notice of revocation with the Corporate Secretary of the Corporation (Corporate Secretary, Kelly M. Dvorak, Bank First National Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010); (ii) submitting a duly executed proxy bearing a later date which is received at any time prior to the Annual Meeting date; or (iii) appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person. If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Attending the Annual Meeting
If you wish to attend the Annual Meeting and vote your shares, you must bring photo identification. If you hold your shares through a bank, broker or other agent, you must also bring proof of your ownership of your shares, such as the voting instruction form or an account statement from your broker, bank or other agent. Without proof of ownership, you may not be allowed to vote at the meeting.
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy, or who desire additional copies of the Proxy Statement, the proxy card, or the Annual Report on Form 10-K for the year ended December 31, 2018 should contact Corporate Secretary Kelly Dvorak at Bank First National Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirstwi.bank.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Articles of Incorporation and Bylaws of the Corporation provide that the Board of Directors of the Corporation shall be divided into three classes which are as equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Corporation adopted pursuant to the Corporation’s Bylaws has established the number of directors at ten (10).
There are three (3) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees is also a member of the Board of Directors of the Bank, a wholly-owned subsidiary of the Corporation. Information regarding the business experience of each nominee is included below. No nominee is being proposed for election pursuant to any agreement or understanding between any person and the Corporation. We are not aware of any family relationships among any of the directors and/or executive officers of the Corporation.
Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. At this time, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
Nominees for Election as Directors
The following is a summary of information with respect to the director nominees, including the name and age of each director nominee, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation. If elected, the director nominees will hold office for a three-year term expiring in 2022.

MICHAEL G. ANSAY

As sitting Chairman of the Board of Directors of the Corporation, Mr. Ansay is also the Chairman and Chief Executive Officer of Ansay & Associates, LLC, a second-generation independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals. In his current role, Mr. Ansay is responsible for developing long-term strategic plans and implementing the mission, vision, and values of the agency to deliver high quality, customer-focused solutions. Under Mr. Ansay’s direction, Ansay & Associates, LLC is one of the fastest growing companies in Wisconsin and has been recognized as one of the Best and Brightest companies to work for nationwide. Growing from one office to 13 offices, Ansay & Associates manages the insurance and risk needs of over 5,000 businesses and 15,000 individuals. Mr. Ansay is also a managing member of Ansay Development Corporation and Ansay International. Mr. Ansay currently serves on the board of directors for the Independent Insurance Agency of Wisconsin, the Bruce Krier Charitable Foundation, and an Advisory Board Member for Dais Technology. Mr. Ansay has also been appointed Honorary Consul of Luxembourg for Wisconsin by Luxembourg’s Ministry of Foreign Affairs. Mr. Ansay graduated from Marquette University in 1976 with a Bachelor of Science in Finance. Mr. Ansay became a director of the Corporation and Bank in February 2010, was appointed Vice Chairman in February 2012, and assumed the role of Chairman in January 2013. Our Board of Directors determined that Mr. Ansay is qualified to serve as a director and Chairman of our Board based on his extensive experience driving growth, crafting and implementing long-term strategic goals, and his proven ability to bring people together and develop a strong team of leaders.

MICHAEL B. MOLEPSKE

Mr. Molepske is currently the President and Chief Executive Officer of the Corporation and Chief Executive Officer of the Bank. In these roles, he is responsible for providing strategic leadership by working with the Board of Directors and the Senior Management team to establish long-term goals, growth strategies, and policies and procedures for the Corporation and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, in accordance with the law, and in the best interest of employees, customers, and shareholders. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In 2008 and 2010, respectively, Mr. Molepske was appointed to his current roles as Chief Executive Officer and President of the Corporation. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he was responsible for overseeing the Lakeshore Region’s commercial banking, private banking, credit administration, and treasury management functions. Mr. Molepske currently serves on the board of directors for RCS Foundation, Rahr-West Art Museum Charitable Foundation, Inc., and American Barefoot Club, a division of USA Water Ski. He is a director and treasurer of the Bank’s data processing subsidiary, UFS, LLC, as well as a director of Ansay & Associates, LLC. He is also a director and President of TVG Holdings, Inc., the Bank’s wholly-owned subsidiary that holds the Bank’s investment in Ansay & Associates, LLC. Mr. Molepske also serves as President of Veritas Asset Holdings, LLC, the Corporation’s troubled asset liquidation subsidiary. Mr. Molepske graduated from the University of Wisconsin, Madison with Bachelor of Science degree, with majors in Finance and Management Information Systems. He later earned his Masters of Business Administration degree from the University of Wisconsin, Milwaukee. Mr. Molepske became a director of the Corporation and Bank in 2008. He is also a member of the Bank’s Senior Management Team. Our Board believes Mr. Molepske is qualified to serve as a director as Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives. His attention to detail and extensive knowledge of the financial sector enables him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

JUDY L. HEUN

Mrs. Heun is the Vice President and Controller for Kohler Company’s Kitchen & Bath North America sector, a position she has held since 2017. In this role, she is accountable for the financial results of a multi-billion dollar international company. She also advises and directs the company leadership of the financial implications of various investments. Prior to that, she served as the Director of Corporate Administrative Accounting for the Kohler Company from 2001 to 2017. She is an accomplished leader with 30 years of experience in various aspects of finance and operations with a professional skillset in planning, forecasting, accounting, internal controls, and continuous improvement. She is invested in the Plymouth community with active involvement in her church and local soccer program, recently serving on both the school and soccer boards. She served as the finance committee chair for the St. John the Baptist school board for six years, and served as a board member, treasurer, and team manager of the Plymouth Soccer Club. Mrs. Heun graduated from the University of Wisconsin-Milwaukee in 1988 with a Bachelor of Business Administration degree in Finance. She earned her Master’s degree in Business Administration from Marquette University in 1997. Mrs. Heun brings a demonstrated history of strong financial discipline to the Corporation, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
Directors Continuing in Office
The following is a summary of information with respect to the continuing directors, including the name and age of each director, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation.
Directors Whose Terms Expire in 2020
DONALD R. BRISCH

Before his retirement in 2009, Mr. Brisch served as the President and Vice President of Operations for Rockwell Lime Co. in Manitowoc, a leading producer of dolomitic lime, chemical grade limestone, and crushed limestone aggregate products for the manufacturing, energy, and construction industries. Mr. Brisch joined Rockwell Lime Co. in 1975 as a General Laborer and was soon promoted to Plant Superintendent in 1976. In this role, Mr. Brisch provided oversight of all production activities, including the preparation of operation schedules and budgets as well as the coordination of resources necessary to ensure production was in line with cost and quality specifications. Mr. Brisch was appointed Vice President of Operations and President of Rockwell Lime Co. in 1982 and 1994, respectively. In these roles, Mr. Brisch led a strategic initiative to install new hydrating, packaging, and milling plants, expanding the organization’s capabilities and competitive edge in the marketplace. Mr. Brisch led an effort to position the company for sale, and in 2006, Rockwell Lime Co. was successfully acquired by Carmeuse Lime & Stone, a family-owned business located in Belgium. Mr. Brisch is active in his community and has served a total of 16 years on the Board of Directors of Holy Family Memorial Hospital and Silver Lake College in Manitowoc. Mr. Brisch graduated from Saint Mary’s University in 1974 with a Bachelor’s degree in Natural Science. Mr. Brisch became a director of the Corporation and Bank in 2006. Mr. Brisch, as former President and Vice President of Operations for Rockwell Lime Co., adds strategic and operational depth to our Board of Directors.

MICHAEL P. DEMPSEY

Mr. Dempsey joined the Bank in June 2010 as Executive Vice President and Chief Operating Officer, and currently serves as the President of the Bank since 2015. In this role, he is responsible for driving the Bank to establish, achieve and surpass sales, profitability, and business goals. He also provides leadership and guidance to ensure the mission and core values of the organization are upheld. From 1994 to 2009, Mr. Dempsey served as Executive Vice President, Senior Credit Officer, and Regional President in a regional capacity at Associated Bank, and was a member of Associated Bank’s Corporate Executive Loan Committee, Corporate Pricing Committee, and Corporate Key Leadership Committee. Prior to his tenure at Associated Bank, Mr. Dempsey dedicated seventeen years to Firstar Bank in a variety of capacities, including Senior Credit Officer and Senior Vice President and Manager of the Fox Valley Regional Trust Division. Mr. Dempsey currently serves on the Greater Oshkosh Economic Development Finance Committee, Oshkosh Chamber Economic Development Advisory Board, President of Waterfest, Inc., and is an active EAA AirVenture volunteer and member among many other Fox Valley community organizations. Mr. Dempsey graduated from the University of Wisconsin Oshkosh with a Bachelor of Science degree in Political Science and his Master’s degree in Business Administration. Mr. Dempsey became a director of the Corporation and Bank in 2014, and also serves on the Bank’s Senior Management Team. Our Board has determined that Mr. Dempsey is qualified to serve as a director based upon his position with the Bank and his many years of experience in banking.

DAVID R. SACHSE

Mr. Sachse is President and Owner of Landmark Consultants, Inc., a consulting, research, and entrepreneurship business formed in 1993. In that role, he has been involved in eight successful entrepreneurial ventures. Additionally, Mr. Sachse serves as minority owner and/or advisor to five successful ventures in eastern Wisconsin, including Nutrients, Milwaukee Forge, Heresite, DRS Central, and Terra Compactor, where he provides financial and operational counsel to these companies. Mr. Sachse also currently serves as Chairman of the Board of Directors of Landmark Group, Inc. and its wholly-owned subsidiary HTT, Inc., a company that designs and manufactures dies and metal stampings. At HTT, Inc., Mr. Sachse directed a strategic acquisition that resulted in significant growth in sales as well as numerous operational efficiencies and capabilities for the company. Mr. Sachse also served as President of Polar Ware/Stoelting from 2002 – 2012. Under his direction, the company became a leading manufacturer of stainless steel ice cream machines, cheese processing equipment, and industrial washers and dryers in North America, reporting over $90 million in annual sales. Mr. Sachse led an effort to position Polar Ware/Stoelting for sale, and in 2012, it was acquired by The Vollrath Company. Mr. Sachse currently serves on the board of directors for the Sheboygan County Economic Development Corporation and is an active member of the Sheboygan County Economics Club. Mr. Sachse also currently serves on the board of directors of Ansay & Associates, LLC, an independent insurance agency in Wisconsin. Mr. Sachse graduated from the University of Wisconsin, Milwaukee in 1977 with a Bachelor of Science in Marketing and Finance. Mr. Sachse became a director of the Corporation and Bank in June 2010. With his extensive background in financial planning and analysis, internal audit and compliance, and acquisition structuring, Mr. Sachse offers a diverse range of business skills to the Corporation.

Directors Whose Terms Expire in 2021
ROBERT D. GREGORSKI

Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi-tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential property. In his role as a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances with many contacts in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc which served clients throughout northeast Wisconsin. Mr. Gregorski received his Bachelor of Arts Degree from the University of Wisconsin, Madison in 1984. He also received his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Corporation and Bank in October 2010. Mr. Gregorski brings to our Board of Directors extensive experience and expertise in real estate development. The knowledge garnered throughout his tenure with Gregorski Development, LLC positions him to be a valuable asset in a variety of contexts and committee roles, including analyzing the Bank’s commercial real estate loan portfolio and assisting in site selection and development of new bank branches.

KATHERINE M. REYNOLDS

Ms. Reynolds is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over 40 years. Her practice concentrates primarily on wealth planning and local government law, serving clients throughout northeast Wisconsin. As a member of her firm’s Wealth Planning Special Practice Group, she provides strategic advice on wealth preservation for future generations by implementing her clients’ plans for estate planning and probate matters, and trust creation and administration. In addition, Ms. Reynolds has experience representing villages, towns and sanitary districts in northeast Wisconsin, where her representation includes a full complement of municipal services and advice, including ordinance drafting and enforcement, contract negotiation and drafting, zoning and land use issues, and analysis and advice on conflict of interest and ethics matters. She has held a leadership position in her law firm by serving as the Chair of the firm’s Elder and Disability Law Focus Group and as the Manitowoc office representative of the firm’s Community Outreach Committee. Ms. Reynolds’ community activities include serving as a member of the board of directors of the Manitowoc Symphony Orchestra, member and Chair of the Manitowoc County Ethics Committee, and member and Secretary of the St. Francis of Assisi Parish Finance Council. Ms. Reynolds received her Bachelor of Science, magna cum laude, from Saint Mary’s College, Notre Dame, Indiana. She received her Juris Doctor degree from the University of Wisconsin. Ms. Reynolds is a member of the American Bar Association and State Bar of Wisconsin. Ms. Reynolds has been a director of the Corporation and Bank since 1992. Ms. Reynolds brings to our Board of Directors significant legal experience and expertise, having spent her entire professional career in private practice in Manitowoc County. Her legal background and experience and attention to detail add great value to our Board of Directors, most notably in her role as Chair of the Governance and Nominating Committee.

PETER J. VAN SISTINE

Mr. Van Sistine is a Senior Vice President at Q2 where his primary concentration is maintaining Q2’s leadership position in Financial Experience and Digital Banking offerings. It is a combination of culture, leadership, as well as the best-in-breed product and team that motivated Mr. Van Sistine to join the Q2 family. Mr. Van Sistine has more than 40 years of experience in financial technology and services. Prior to Q2, he was Executive Vice President of Sales at FIS for 27 years. His relentless focus on growth, efficiency and profitability strategies assisted banks and credit unions in capitalizing on market opportunities to grow stronger and enhance the overall value of their institutions. Previously, he served as Senior Vice President of Metavante Corporation. He joined Metavante in 1991, as Vice President of Retail Strategy, designing and delivering sales and service technology solutions for financial services companies. Performing in many capacities, he later served as Senior Vice President of Business Development as well as the Senior Vice President of Marketing and Sales. Mr. Van Sistine began his career with a community financial institution that grew from three locations and $157 million in total assets, ultimately becoming the number one retail bank in Wisconsin with north of  $5 billion in assets. Mr. Van Sistine also garnered a strong understanding of major financial technologies, including: CRM, Electronic Banking, Data Warehousing, and Executive Information Solutions. He has deep roots in community banking, having served in many capacities while at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. He became a director of the Bank in September 2017 and was elected to the Corporation’s Board of Directors in 2018. Mr. Van Sistine brings to the Board extensive experience and expertise in the financial technology sector as well as a strategic and visionary approach to leadership.

ROBERT J. WAGNER

Before his retirement, Mr. Wagner formerly served as President of Weyauwega Milk Products and Chairman of the Board of Directors of Trega Foods, a leading cheese maker whose primary products include cheddar, mozzarella, provolone, and dairy ingredients. Mr. Wagner, a third-generation cheese maker, joined the family business Weyauwega Milk Products in 1976 after serving in the United States Army. During his tenure with the company, Mr. Wagner started at the bottom as a General Laborer, and worked his way up to President of the company in 1984, where he served for another 20 years. During his tenure as President, Mr. Wagner grew the company and positioned it for the successful merger of Simons Specialty Cheese in 1998 and the acquisition of Krohn Dairy in 2000. In 2003, the company underwent a name change and became Trega Foods. In 2004, Mr. Wagner was named Chairman of the Board of Directors of Trega Foods. He served in this role until 2008 when the company was sold to Agropur Cheese. Active in his community, Mr. Wagner has served on the board of directors for the International Dairy Foods Association, Wisconsin Dairy Products, and Riverside Medical Center of Waupaca. He also serves on the Trinity Lutheran Church Council. Mr. Wagner received his Bachelor of Arts degree from Augustane College, Sioux Falls in 1971. He earned his Masters of Science in Accounting from the University of Wisconsin, Madison in 1975 and received his CPA designation in 1981. Mr. Wagner served on the board of directors of First National Bank of Waupaca from 2012 to 2017. He became a director of the Bank in September 2017 and was elected to the Corporation’s Board of Directors in 2018. With his extensive background in operations, supply chain management, and merger and acquisition structuring, Mr. Wagner adds significant strategic depth to our Board of Directors.

EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following is a summary of information with respect to the executive officers of the Corporation who are not directors, including the name and age of each individual, his or her experience and qualifications, and the details of the position he or she holds with the Corporation.
KEVIN M. LEMAHIEU

Mr. LeMahieu joined the Corporation and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance and reporting functions. Mr. LeMahieu brings to the Corporation significant financial expertise, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in a variety of industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served in the capacities of Assurance Services Senior Manager and Director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on engagements for clients, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin College with a Bachelor of Science degree in Accountancy. He currently is a member of the Sheboygan County Economics Club, Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is currently licensed in Wisconsin.

Officers of the Board of Directors
Chairman: Michael G. Ansay
President and Chief Executive Officer: Michael B. Molepske
Chief Financial Officer: Kevin M. LeMahieu
Executive Officer and President of the Bank: Michael P. Dempsey
Corporate Secretary and General Counsel: Kelly M. Dvorak
During the previous 10 years, no director, person nominated to become a director, or executive officer of the Corporation was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.
CORPORATE GOVERNANCE
Board Leadership Structure
The Corporation is committed to strong Board leadership. Currently, the roles of Chairman of the Board and Chief Executive Officer are held by different individuals. Mr. Ansay serves as Chairman of the Board, and Mr. Molepske serves as Chief Executive Officer and President. It is the Corporation’s view that structuring the Board leadership in this way allows for the most effective communication between the Board and Senior Management, as well as consistent leadership and cohesive strategic planning. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Corporation’s goals.
Role of Board in the Oversight of Risk
The Board takes an active role in overseeing all areas of risk to the Corporation, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and operational risk. This oversight is done through various Board committees, all of whom report directly to the Board. Our Board approves policies that set operational standards and risk limits at the Bank, and any changes to the Bank’s risk management program require approval by the Bank’s board of directors. Management is responsible for the implementation, integrity and maintenance of our risk management systems ensuring the directives are implemented and administered in compliance with the approved policy. In addition, the Bank has established the role of an Enterprise Risk Officer, who has been charged with forming and leading the Enterprise Risk Management Committee. This new role and committee has assisted the Bank and the Corporation in more effectively assessing and managing risk to all segments of the Bank’s operations, as well as developing and implementing improved processes to reduce identified risks.
Cybersecurity and Information Security Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and Senior Management each receives regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Governance and Nominating Committee also annually reviews and approves our Information Security Policy. In 2019, we updated our Enterprise Risk Management Committee’s charter to make explicit the Committee’s responsibility for reviewing cybersecurity and information security as well as steps taken by management to understand and mitigate such risks. At least twice each year, the Board discusses cybersecurity and information security risks with the Information Security Officer. Our Board received quarterly updates on cybersecurity and information security risk in 2018.
Board Self-Evaluation
The Board undertakes an evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The evaluations are reviewed by the Chairman of the Board, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed.
Director Independence
The Board has evaluated the independence of its directors in accordance with the NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our corporate governance guidelines and principles and the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Mr. Brisch, Mrs. Heun, Ms. Reynolds, Mr. Sachse, Mr. Van Sistine, and Mr. Wagner do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. The Board has also determined that Mr. Ansay, Mr. Dempsey, Mr. Gregorski, and Mr. Molepske do have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is not independent as the term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. Mr. Dempsey and Mr. Molepske are not independent because they are executive officers of the Corporation and of the Bank. Mr. Ansay is not independent because he is the Chief Executive Officer of Ansay & Associates, LLC, an affiliate of the Bank. Mr. Gregorski is not independent because he currently owns, or has owned within the last three years, properties used as Bank branches for which the Bank made lease payments in excess of  $120,000 annually. The Board has further determined that each director who serves on the Audit, Compensation and Retirement, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ rules and applicable rules and regulations of the SEC.
Director Qualifications
We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our Board of Directors. While we have no formal policy regarding the diversity of our Board of Directors, our Board of Directors may consider a broad range of factors relating to the qualifications and background of director nominees, which may include personal characteristics. Our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our growth strategy.
Code of Business Conduct and Ethics
The Corporation has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website, www.bankfirstwi.bank, under the Investor Relations tab. All directors, officers, and employees of the Corporation are also subject to an Insider Trading Policy, governing trading of the Corporation’s securities. This policy can also be found under the Investor Relations tab of the Bank’s website.
COMMITTEES OF THE BOARD OF DIRECTORS
The Corporation has standing Audit, Compensation and Retirement, Executive, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors. You may review each of these charters under “Corporate Profile — Governance Documents” on the Investor Relations section of the Bank’s website at www.bankfirstwi.bank.
Meeting Attendance
The Board of Directors holds regularly scheduled quarterly meetings for the Corporation Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets on a quarterly basis. The Compensation and Retirement Committee and Executive Committee meet at least twice yearly. The Governance and Nominating Committee meets on a monthly basis.
In 2018, the Board of Directors held twelve (12) meetings, and all incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, all of the incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders. We expect, but do not require, directors to attend the Annual Meeting.

Board Committee Composition
		Director Since		Committee Memberships*
Name	Age		Independent	AC	CC	GN	EC
Michael G. Ansay	65	2010	No
Donald R. Brisch	67	2006	Yes
Michael P. Dempsey	66	2014	No
Robert D. Gregorski	57	2010	No
Judy L. Heun (1)	53	NEW	Yes
Michael B. Molepske	58	2009	No
Katherine M. Reynolds	68	1992	Yes
David R. Sachse	65	2010	Yes
Peter J. Van Sistine	62	2018	Yes
Robert J. Wagner	69	2018	Yes

(1)
Ms. Heun will serve on the Audit Committee and the Executive Committee if she is elected to the Board at the Annual Meeting.

AC: Audit Committee
CC: Compensation & Retirement Committee
GN: Governance & Nominating Committee
EC: Executive Committee
Chair
Member
* All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Corporation’s financial statements; the Corporation’s compliance with legal and regulatory requirements; the independent auditor’s qualifications and independence; the performance of the Corporation’s internal audit function and independent auditors; and other financial matters. Among other things, the Audit Committee has the authority to:
•
retain, evaluate and, as necessary, terminate the Corporation’s independent auditors;*

•
review and approve the scope of the annual internal and external audits;

•
review and pre-approve the engagement of our independent auditors to perform non-audit services and the related fees;*

•
meet independently with our internal auditors, independent auditors, and Senior Management;

•
review the integrity of our financial reporting process;

•
review our financial statements and disclosures; and

•
review disclosures from our independent auditors regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

*
Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance from, and receive appropriate funding from the Corporation for, independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.

Our Audit Committee is comprised of Mr. David R. Sachse, Mr. Donald R. Brisch, and Mr. Robert J. Wagner. Each of the members of the Audit Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2018, the Audit Committee held five (5) meetings.
Mr. David R. Sachse serves as the Chair of the Audit Committee and is designated as the Committee’s financial expert as defined under the SEC rules, and possesses financial sophistication as defined under the rules of NASDAQ, based on his extensive experience with financial reporting and analysis. In addition, the Board believes that each member has sufficient knowledge and experience of financial and auditing matters to serve on the Audit Committee.
Compensation and Retirement Committee
The Compensation and Retirement Committee is primarily responsible for administering the Corporation’s compensation program. Consequently, the Compensation and Retirement Committee approves all elements of the compensation program including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:
•
overseeing the Corporation’s compensation philosophy, compensation programs and retirement programs, including making recommendations and proposals concerning employee benefits;

•
ensuring that a compensation market analysis is completed for the directors and members of Senior Management by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

•
retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

•
overseeing the Corporation’s regulatory and legal compliance with respect to compensation plans;

•
determining, or recommending to the Board for determination, the compensation of non-employee directors;

•
conducting the formal performance evaluation of the Chief Executive Officer of the Corporation and Bank;

•
overseeing the evaluation of the Board members;

•
reviewing the recommended salaries, bonuses and long-term incentive compensation for Senior Management;

•
approving the recommended salary, bonus, long-term compensation, and other compensation for the Chief Executive Officer; and

•
approving the corporate goals and metrics, profit sharing contribution, retirement plan match and overall salary compensation for all Corporation employees on an annual basis.

The Committee grants sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not members of Senior Management to the Chief Executive Officer and Vice President of Human Resources. Our Compensation and Retirement Committee is comprised of Mr. Donald R. Brisch, Ms. Katherine M. Reynolds and Mr. Peter J. Van Sistine. Each of the members of the Compensation and Retirement Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2018, the Compensation and Retirement Committee held four (4) meetings.
Compensation Committee Interlocks and Insider Participation:
In 2018, Mr. Donald R. Brisch, Ms. Katherine M. Reynolds, and Mr. Peter J. Van Sistine served on the Compensation and Retirement Committee. No member of our Compensation and Retirement Committee (i) is or has ever been an officer or employee of the Corporation or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related-Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Executive Committee
The Executive Committee is a forum for discussion of matters of policy, practice, and long-term planning. The Committee consists of only independent directors and can be called at the request of any two members, but at least twice annually. Our Executive Committee is comprised of Mr. Donald R. Brisch, Ms. Katherine M. Reynolds, Mr. David R. Sachse, Mr. Peter J. Van Sistine, and Mr. Robert J. Wagner. Each of the members of the Executive Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2018, the Executive Committee held five (5) meetings.
Governance and Nominating Committee
The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. In order to be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Corporation and the Bank, including reviewing the Corporation’s Bylaws, reviewing the appropriateness and scope of all Corporation and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:
•
making recommendations to the Board regarding the size and composition of the Board;

•
establishing and recommending to the Board criteria for the selection of new directors;

•
identifying and recruiting Board candidates, consistent with criteria approved by the Board;

•
recommending to the Board candidates for Board membership;

•
selecting the director nominee(s) for the next Annual Meeting;

•
determining the appropriate committee structure of the Board;

•
reviewing all Corporation and Bank policies requiring Board approval on an annual basis;

•
making recommendations to the Board concerning policy changes;

•
overseeing the corporate governance of the Corporation and the Bank;

•
reviewing the Bylaws of the Corporation and the Bank as necessary; and

•
ensuring complete and accurate reporting to the SEC and other regulatory bodies as required by law.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Corporation’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder nominees that comply with the Bylaws will receive the same consideration that nominees from other sources receive. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. For more information, please see “Submission of Shareholder Proposals and Shareholder Communications” on page 29.
When considering and evaluating nominees, the Committee will consider the following factors:
•
Professional experience and core competencies

•
Knowledge of the banking and finance industry

•
Personal, professional, and financial integrity

•
Ability and willingness to attend Board and committee meetings and actively participate therein

•
Other board memberships

•
Community involvement

•
Any potential conflicts of interest and/or affiliate relationships

•
Diversity in race, ethnicity, gender, and age

•
Diversity in geography, professional experience, and industry

Our Governance and Nominating Committee is comprised of Mr. Donald R. Brisch, Ms. Katherine M. Reynolds and Mr. Robert J. Wagner. Each of the members of the Governance and Nominating Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2018, the Governance and Nominating Committee held eleven (11) meetings.
DIRECTOR COMPENSATION
The Compensation and Retirement Committee reviews the compensation paid to non-employee directors annually. Our objective for compensation of our directors is to pay at or near the 75th percentile of our peer group with direct compensation. Direct compensation includes annual retainer fees and long-term incentive stock (equity ownership). Every three years, a compensation analysis is completed by a third-party consultant, specializing in executive and board compensation. In October 2018, our third-party consultant, The McLagan Group, recommended an increase in direct compensation for the Board to better align with our compensation philosophy. The Compensation and Retirement Committee recommended, and the Board approved, (i) decreasing the annual retainer fee for all directors from $32,000 to $10,000, (ii) increasing the annual stock awards from $10,000 to $45,000, (iii) increasing the annual retainer fee for the Chairman of the Board from $15,000 to $23,000, and (iv) increasing the annual fee for the Chairman of the Audit Committee from $5,000 to $6,500. These changes will take effect in May, 2019. Mr. Molepske and Mr. Dempsey do not receive additional compensation for serving as directors.
Current Compensation Structure for Non-Employee Directors (2018)
Base annual retainer	$32,000
Annual stock awards	$10,000
Annual Chair of the Board retainer	$15,000
Annual Audit Committee Chair retainer	$5,000
Annual Compensation and Retirement Committee Chair retainer	$5,000
Annual Governance and Nominating Chair retainer	$5,000
Fiscal Year 2018 Non-Employee Director Compensation
Director	Fees Earned or Paid in Cash ($)	Stock Awards (a) ($)	All Other Compensation (b) ($)	Total Compensation ($)
Michael G. Ansay	47,000	10,000	151	57,151
Donald R. Brisch	37,000	10,000	151	47,151
Robert D. Gregorski	32,000	10,000	151	42,151
Katherine M. Reynolds	37,000	10,000	151	47,151
David R. Sachse	37,000	10,000	151	47,151
Peter J. Van Sistine	32,000	6,696	40	38,736
Robert J. Wagner	32,000	6,696	40	38,736

(a) On May 23, 2018, the Corporation granted restricted stock to its non-employee directors pursuant to the Corporation’s 2011 Equity Plan (“Equity Plan”). Each director, with the exception of Mr. Van Sistine and Mr. Wagner, received 185 shares of restricted stock at a fair value price of  $54.00 per share, which restricted shares vest on the one-year anniversary of the grant. Mr. Van Sistine and Mr. Wagner joined the Board in August 2017 and each received a prorated grant of 124 shares of restricted stock, which vest on the one-year anniversary of the grant. Stock award values are computed in accordance with the FASB ASC Topic 718. Including the stock awards granted on March 1, 2019, each of our non-employee directors holds the following number of unvested stock awards: Mr. Ansay, 362; Mr. Brisch, 362; Mr. Gregorski, 362; Ms. Reynolds, 362; Mr. Sachse, 362; Mr. Van Sistine, 301; and Mr. Wagner, 301.
(b) Reflects dividends paid on unvested stock awards.
Non-Qualified Deferred Compensation for Directors and Executive Officers
The Corporation’s Deferred Compensation Plan is unfunded and unsecured. It allows directors and executive officers to defer a specific percentage or dollar amount (contributions) of their retainer fees, up to 100%. Earnings are notional gains or losses credited or debited to the participant’s account based on changes in the value of the Corporation’s common stock including dividends paid. Bank First does not contribute to the Deferred Compensation Plan or guarantee any returns on director contributions.
When a participant elects to participate in the Deferred Compensation Plan, he or she must specify the percentage or dollar amount of their retainer fee to be deferred, and the timing of the distributions. The total deferred compensation to be paid to a participant shall be an amount equal to his or her deferral account balance as of the close of the Plan year during which he or she retires, terminates, or becomes disabled or upon death. No withdrawals are permitted prior to the previously elected distribution date, other than “hardship withdrawals” as permitted by applicable law.
On February 19, 2019, the Board of Directors voted to terminate the Non-Qualified Deferred Compensation Plan, effective March 1, 2019. Distributions will be made to participants according to the terms of the plan by March 1, 2020.
Director and Executive Officer Stock Ownership
To align the interests of our directors and shareholders, our Board of Directors believes that directors and executive officers should have a significant stake in Bank First National Corporation. Each director and executive officer must own Bank First National Corporation shares equal in value to a minimum of  $200,000. New directors and executive officers have five years to meet the requirement. All of our directors and executive officers have complied with our stock ownership policy in the fiscal year 2018.

NAMED EXECUTIVE OFFICER COMPENSATION
This table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2018 and 2017.
2018 Summary Compensation Table
Name & Principal Position	Year	Salary (a) ($)	Bonus ($)	Stock Awards (b) ($)	All Other Compensation (c) ($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer (Director)	2018	425,015	233,091	233,274	37,701	929,081
	2017	413,221	206,611	165,288	38,576	823,696
Michael P. Dempsey President (Director)	2018	295,665	115,380	115,505	12,554	539,104
	2017	288,220	95,013	95,013	13,820	492,066
Kevin LeMahieu Chief Financial Officer	2018	206,000	89,157	89,177	2,776	387,110
	2017	194,750	68,163	68,163	2,638	333,714
(a) Reflects the named executive officers’ actual salary earned in 2018.
(b) Restricted stock awards are granted in March of each year for the performance results of the prior year pursuant to the Corporation’s 2011 Equity Plan. These awards vest equally over five years from the date of grant. The grant date fair value of the restricted stock awards is based on the fair market value of a share of Corporation stock on the grant date, computed in accordance with the FASB ASC Topic 718.
(c) Details regarding all other compensation are set forth in the table below.
All Other Compensation
Named Executive Officer	Excess Benefit Plan ($) (a)	Dividends on Unvested Stock Awards ($)	Business Development ($)
Michael B. Molepske	29,000	8,701	—
Michael P. Dempsey	—	5,554	7,000
Kevin M. LeMahieu	—	2,776	—
(a) In 2012, the Compensation and Retirement Committee of the Board of Directors adopted an excess benefit plan for Michael B. Molepske. The plan was designed solely for the purpose of providing benefits to Michael B. Molepske in excess of the limitations on contributions and benefits imposed by section 415 of the Internal Revenue Code of 1986. In 2018, $29,000 was contributed as other compensation through this plan.
Summary of Material Components of Compensation Program
The Corporation’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practice while varying awards to recognize Corporation and individual performance. The objective is to provide competitive pay for achieving performance goals consistent with the Corporation’s business objectives and its performance compared to the performance of other financial institutions. The Corporation’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.
•
Base Salaries — In order to reward and retain its top talent, the Bank’s philosophy is for base salaries to approximate the 50th – 75th percentile of its top performing bank peers. While the Bank takes into consideration other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent.

•
Short-Term Incentives — The Bank’s annual bonus program is based on the Bank’s and the executive’s prior year’s performance and requires the executive officer to meet or exceed pre-established annual performance targets, such as return on assets, assets per full-time equivalent employees (“FTE”) and earnings per share.
•
Long-Term Incentives — The purpose of the Equity Plan is to provide financial incentives for selected employees of the Corporation, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Corporation’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and maintain ownership of Corporation stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of equal peers. The Corporation provides long-term incentives in the form of restricted common stock, with a five-year vesting schedule, to encourage retention and ownership. The recipients are entitled to receive dividends during their restricted period and have the right to vote such shares of restricted stock. Awards are granted and vest on March 1st of each year and the Compensation and Retirement Committee has discretion to determine the grant and vesting date changes. If a participant terminates their employment or is terminated for cause, he or she will forfeit their unvested shares. The Chief Executive Officer has the discretion to accelerate vesting upon an employee’s retirement. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Corporation.

Outstanding Equity Awards at 2018 Fiscal-Year End
	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)
Michael B. Molepske	1,220 (b)	56,852
	2,200 (c)	102,520
	2,958 (d)	137,843
	3,116 (e)	145,206
	3,645 (f)	169,857
Michael P. Dempsey	707 (b)	32,946
	1,302 (c)	60,673
	2,064 (d)	96,182
	2,172 (e)	101,215
	2,095 (f)	97,627
Kevin M. LeMahieu	630 (c)	29,358
	1,089 (d)	50,747
	1,244 (e)	57,970
	1,505 (f)	70,133
(a) The market value of restricted stock reflects the number of shares unvested multiplied by the December 31, 2018 stock price of  $46.60. These restricted stock shares vest equally over five years from the date of grant.
(b) The restricted shares vest on March 1, 2019.
(c) The restricted shares vest in two approximately equal annual installments on March 1, 2019 and March 1, 2020.
(d) The restricted shares vest in three approximately equal annual installments on March 1, 2019, March 1, 2020 and March 1, 2021.
(e) The restricted shares vest in four approximately equal annual installments on March 1, 2019, March 1, 2020, March 1, 2021 and March 1, 2022.

(f) The restricted shares vest in five approximately equal annual installments on March 1, 2019, March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023.
Additional Information Regarding Stock Awards
With respect to awards granted prior to February 19, 2019, upon a change of control of the Corporation, outstanding equity awards will become immediately vested. With respect to awards granted on or after February 19, 2019, if an event constituting a change in control occurs and a plan participant either terminates employment for good reason (as defined in the plan) or is involuntarily terminated by the Corporation without cause after the change in control, the transferability and forfeitability provisions relating to restricted stock awards immediately cease to apply. If a participant terminates employment or is terminated for cause, he or she will forfeit their unvested shares. If a participant retires, then his or her equity awards may become vested at the discretion of the CEO.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2018.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of the Corporation’s common stock as of April 1, 2019, by (i) each director and director nominee of the Corporation, (ii) each of the executive officers of the Corporation, (iii) all directors and executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Corporation’s common stock.
Common Stock
Beneficial Owner	Number of Shares (a) (b)	Percent of Class (c)
Directors:
Michael G. Ansay	86,033 (d)	1.3
Donald R. Brisch	8,738 (e)	*
Michael P. Dempsey (Executive Officer)	64,042 (f)	*
Robert D. Gregorski	20,238 (g)	*
Judy L. Heun	0 (h)	*
Michael B. Molepske (Executive Officer)	96,015 (i)	1.5
Katherine M. Reynolds	9,576 (j)	*
David R. Sachse	9,562 (k)	*
Peter J. Van Sistine	5,301 (l)	*
Robert J. Wagner	44,107 (m)	*
Executive Officers who are not Directors:
Kevin M. LeMahieu	14,781 (n)	*
All Directors and Executive Officers of the Corporation	358,393	5.4
Other Material Shareholders:
Richard S. Molepske	491,600 (o)	7.5

(a) Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power to the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b) This amount includes shares allocated to participant accounts within the ESOP. The shares allocated to participant accounts within the ESOP as of April 1, 2019 are as follows: Michael B. Molepske: 32,730; Michael P. Dempsey: 29,962; Kevin M. LeMahieu: 7,745.
(c) Percentage ownership is based on 6,577,044 shares of common stock issued and outstanding as of April 1, 2019. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d) Shares held in trust: 17,900; shares held as custodian: 2,650; shares held directly: 65,121; unvested shares from equity awards: 362.
(e) Shares held directly: 8,376; unvested shares from equity awards: 362.
(f) Shares held directly: 56,670; unvested shares from equity awards: 7,372.
(g) Shares held directly: 19,876; unvested shares from equity awards: 362.
(h) Director nominee.
(i) Shares held in trust: 8,461; shares held directly: 75,109; unvested shares from equity awards: 12,445.
(j) Shares held directly: 9,214; unvested shares from equity awards: 362.
(k) Shares held directly: 9,200; unvested shares from equity awards: 362. Prior to the date of this Proxy Statement, Mr. Sachse gifted 65,904 shares to a trust for the benefit of his grandchildren as part of his estate planning. Mr. Sachse does not have investment control or pecuniary interest with respect to the gifted shares.
(l) Shares held directly: 5,000; unvested shares from equity awards: 301.
(m) Shares held directly: 43,806; unvested shares from equity awards: 301.
(n) Shares held directly: 10,028; unvested shares from equity awards: 4,753.
(o) The information contained herein is based on information provided by the respective individual as of April 1, 2019. The address for Richard S. Molepske is 9102 S. Lake Drive, Manitowoc, Wisconsin 54220.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transactions
The Audit Committee is responsible for reviewing and approving all related-party transactions, as well as reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Corporation is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Corporation was or is a participant, and in which an executive officer or director of the Corporation, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Corporation or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Corporation or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Audit Committee. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Corporation; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.
The Bank’s wholly-owned subsidiary, TVG Holdings, Inc., owns 30.0% of Ansay & Associates, LLC. Michael G. Ansay, Chairman of the Board of Directors of the Corporation, is the Chairman and Chief Executive Officer of Ansay & Associates.
During 2018, the Bank leased its Sheboygan office from FNB Sheboygan, LLC, an entity owned by Director Robert Gregorski. The Bank entered into the lease agreement in 2006, which was effective as of 2008, and amended in 2010. The initial lease was for a term of twenty years (with an option to purchase after ten years), and called for payments of approximately $23,120 per month. The Bank purchased the property in the spring of 2018 for $4,351,103, including lease payments made in 2018 up to the purchase. In addition, the Bank’s Appleton office is also subject to a ground lease with Gregorski Development, LLC, an entity also owned by Mr. Gregorski. The Bank entered into the lease in 2014, for an initial term of forty years. The lease calls for payments of  $6,250 per month. In 2018, the Bank paid approximately $75,000 in lease payments to the Gregorski related entities. Management believes that the terms of the lease are no less favorable to the Bank than would have been achieved with an unaffiliated third party.
The Corporation did not engage in any other transactions that require disclosure under SEC regulations.
Loans to Related Persons
The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Corporation and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made on the same terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2018, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Corporation or the Bank had loans outstanding at preferred interest rates from the Corporation or the Bank.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Porter Keadle Moore, LLC (“Porter Keadle Moore”) as the independent registered public accounting firm to audit the Corporation’s financial statement for the fiscal year ending December 31, 2019. Although not required to do so, the Board is submitting the selection of Porter Keadle Moore as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such appointment. Even if the appointment of Porter Keadle Moore is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Porter Keadle Moore and to engage another audit firm if the Audit Committee determines such action is necessary or desirable. In the event that the appointment is not ratified by the required shareholder vote, the vote would be considered in connection with the engagement of an independent auditor for 2020. The Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.
Representatives of Porter Keadle Moore will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PORTER KEADLE MOORE AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

INFORMATION REGARDING THE CORPORATION’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Porter Keadle Moore served as our independent registered public accounting firm for the years ended December 31, 2018 and 2017.
Fees Billed by Porter Keadle Moore
This table presents fees for professional audit services rendered by Porter Keadle Moore for the audit of the Corporation’s annual financial statements during the years ended December 31, 2018 and 2017, and fees billed for other services rendered by Porter Keadle Moore during those periods.
Year Ended December 31	2018	2017
Audit fees	$167,100	$136,000
Audit-related fees	$0	$34,587
Tax fees	$18,400	$22,150
All other fees	$0	$0
Total	$185,500	$192,737
Audit fees
These amounts represent fees of Porter Keadle Moore for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Audit-related fees
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition and enhance the independent auditor’s understanding of our products and controls.
Tax fees
Tax fees generally fall into two categories: tax compliance and return preparation, and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.
All other fees
All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.
The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Porter Keadle Moore.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent auditor. Each year, the Audit Committee approves the terms on which the independent auditor is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to Porter Keadle Moore for our fiscal years ended December 31, 2018 and 2017 were pre-approved by the Audit Committee.
Changes in Independent Registered Public Accountant
As previously disclosed in the Corporation’s Current Report on Form 8-K filed with the SEC on December 6, 2018, on November 29, 2018, the Audit Committee of the Corporation decided to dismiss CliftonLarsonAllen LLP (“CLA”) as the Corporation’s independent registered public accounting firm and re-engage Porter Keadle Moore as the Corporation’s independent registered public accounting firm.
On February 27, 2018, the Audit Committee approved CLA to serve as the Corporation’s independent registered public accounting firm for the year ending December 31, 2018. Therefore, CLA has not audited the Corporation’s financial statements for the two most recent fiscal years, and hence there is no report of CLA that contains any adverse opinion or disclaimer of opinion, or is qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the interim period from February 27, 2018 through November 29, 2018, there were no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Corporation and CLA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to CLA’s satisfaction, would have caused CLA to make reference in connection with CLA’s opinion to the subject matter of the disagreement.
Prior to February 27, 2018, Porter Keadle Moore has previously served as the Corporation’s independent registered accounting firm during the years ended December 31, 2017 and 2016, and the subsequent interim period from January 1, 2018 through February 27, 2018 when Porter Keadle Moore was dismissed and CLA was approved. Porter Keadle Moore was also engaged on a one-time basis from May 24, 2018 to August 15, 2018 to reissue its report on the Corporation’s consolidated financial statements for the years ended December 31, 2017 and 2016 under the standards of the Public Corporation Accounting Oversight Board in connection with the Corporation’s filing of its Registration Statement on Form 10 with the SEC.
Therefore, during the years ended December 31, 2017 and 2016 and the subsequent interim period from January 1, 2018 through February 27, 2018 and from May 24, 2018 through August 15, 2018, (1) the Corporation has consulted Porter Keadle Moore regarding the application of accounting principles to a number of transactions and audit opinions on the Corporation’s financial statements, and Porter Keadle Moore has provided written reports and/or oral advice to the Corporation that Porter Keadle Moore concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issues, (2) the Corporation did not have any disagreements with Porter Keadle Moore on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Porter Keadle Moore, would have caused Porter Keadle Moore to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (3) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
In addition, during the interim period from February 27, 2018 through May 24, 2018 and from August 15, 2018 through November 29, 2018, the Corporation did not consult Porter Keadle Moore regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation’s financial statements, and no written report or oral advice was provided to the Corporation that Porter Keadle Moore concluded was an important factor considered by the Corporation in reaching a decision as to any accounting, auditing or financial reporting issue, and (2) any matter that was the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the independent auditor and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
•
has reviewed and discussed with management the audited financial statements for the year ended December 31, 2018;

•
has discussed with Porter Keadle Moore, the Corporation’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•
has received the written disclosures and the letter from Porter Keadle Moore, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Porter Keadle Moore the independent accountant’s independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC.
This report is submitted on behalf of the members of the audit committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.
Respectfully submitted by the Audit Committee of the Board,
David R. Sachse, Chair
Donald R. Brisch
Robert J. Wagner

PROPOSAL 3 — APPROVAL OF CORPORATE NAME CHANGE TO BANK FIRST CORPORATION
The Corporation and the Bank saw a number of significant changes in 2018. On October 16, 2018, the Bank changed its name from Bank First National to Bank First, N.A. The name change supports our strategic initiative to further differentiate ourselves from similarly named banks, and to strengthen our brand positioning in the marketplace with a name that is more distinctive and recognizable. On October 23, 2018, the SEC declared the Corporation’s Registration Statement on Form 10 effective, and the Corporation became a public company. Concurrently, the Corporation’s stock began trading on the Nasdaq Capital Market, using the ticker symbol BFC. Our public status increases the liquidity of the Corporation’s stock, as well as provides greater visibility and credibility with financial markets and investors. It will also provide the Corporation with additional sources of capital and the flexibility to increase our acquisitive activities.
In keeping with the Bank’s name change and our new BFC ticker symbol, the Board of Directors has approved and proposes to the shareholders to approve the changing of the Corporation’s name from Bank First National Corporation to Bank First Corporation. The change eliminates the word “National” from our name, accomplishing the goal of differentiating ourselves from the many other financial institutions who use the word “National” in their names, and to strengthen our brand position within the financial marketplace and with investors.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” THE PROPOSAL TO CHANGE THE CORPORATION’S NAME FROM BANK FIRST NATIONAL CORPORATION TO BANK FIRST CORPORATION.

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS
Shareholder Proposals
In order for a shareholder proposal to be considered for inclusion in the Corporation’s Proxy Statement for the 2020 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Corporation at the address below. The Corporate Secretary must receive the proposal no later than December 20, 2019. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Bank First National Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
For a shareholder proposal that is not intended to be included in the Corporation’ Proxy Statement for the 2020 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than February 11, 2020 and not later than March 12, 2020. The notice of a proposed item of business must provide information as required in the Bylaws of Corporation which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the Bylaws of Corporation which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination, and background information about the nominee.
It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the section entitled “Governance and Nominating Committee” for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2019 Annual Meeting.
Shareholder Communications
Shareholders wishing to communicate with the Board, with a particular director, or with the Corporate Secretary, may do so in writing directed to the Corporate Secretary of the Corporation, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Corporation products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Corporation will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.
Requests in this regard should be addressed to:
Bank First National Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.
ADDITIONAL INFORMATION
Our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirstwi.bank. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2018, we will mail these documents to you free of charge. Requests should be sent to:
Bank First National Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
The Annual Report on Form 10-K for the year ended December 31, 2018 is not, and shall not be, deemed to be a part of our proxy materials.
OTHER MATTERS
We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.1.The election of three (3) members of the01 Michael G. Ansay■Vote FOR■Vote WITHHELD classified Board of Directors of the Corporation02 Judy L. Heunall nomineesfrom all nominees for three-year terms expiring in 2022.03 Michael B. Molepske(except as marked)(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)2.To ratify the appointment of Porter Keadle Moore, LLC as the Corporation’s independent auditors.■For■Against■Abstain3.To approve the change of the Corporation’s name from Bank First National Corporation to Bank First Corporation.■For■Against■Abstain4.Such other business as may properly come before the meeting or any adjournments or postponements thereof.IN THE ABSENCE OF AN INDICATION TO THE CONTRARY, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2 AND 3 ABOVE, AND IN THE DISCRETION OF THE PROXIES ON ANY OTHER BUSINESS.I plan to attend the Annual Meeting ■Address Change? Mark box, sign, and indicate changes below: ■Date _____________________________________Signature(s) in BoxPlease sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, adminis trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.Shareowner ServicesP.O. Box 64945St. Paul, MN 55164-0945Vote by Internet, Telephone or Mail24 Hours a Day, 7 Days a WeekYour phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.:INTERNET – www.proxypush.com/bfcUse the Internet to vote your proxy until 11:59 p.m. (CT) on June 9, 2019.(PHONE – 1-866-883-3382Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on June 9, 2019.*MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

proxyThis proxy is solicited by the Board of Directors for use at the Annual Meeting on June 10, 2019.If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.The undersigned hereby appoints the Corporate Secretary of the Corporation, proxy of the undersigned, with full power of substitution, to vote for the undersigned all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Bank First National Corporation, to be held on June 10, 2019, and at any adjournment thereof upon the following matters.In addition, if you are a current employee and have shares in the Bank First National Corporation 401K Plan on the record date of April 1, 2019, you are directing the plan trustee how to vote the shares allocated to your account. If your voting instructions are not returned on or before June 3, 2019, you will have given the trustee the authority to vote on your behalf.See reverse for voting instructions.BANK FIRST NATIONAL CORPORATIONANNUAL MEETING OF SHAREHOLDERSJune 10, 20194:00 P.M. CDTSilver Lake College – Franciscan Center for Music Education and Performance2406 S. Alverno RoadManitowoc, WI 54220